UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Prosperity Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-2331986
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $1.00 par value per share (the “Common Stock”), of Prosperity Bancshares, Inc. (the “Registrant”) is set forth in the section captioned “Description of Common Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-158267), originally filed with the Securities and Exchange Commission on March 27, 2009, as may be amended from time-to-time, which description is incorporated herein by reference.

Item 2.	Exhibits.

None. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Prosperity Bancshares, Inc.

Date: December 22 , 2011	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer